                                                                    EXHIBIT 99.2
Richard Levin (CA State Bar No. 66578)
Peter W. Clapp (CA State Bar No. 104307)
Stephen J. Lubben (CA State Bar No. 190338)
SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
300 South Grand Avenue, Suite 3400
Los Angeles, California  90071
Telephone:  213/687-5000
Facsimile:   213/687-5600

Proposed Attorneys for Prandium, Inc., and FRI-MRD
  Corporation, Debtors and Debtors in Possession



                         UNITED STATES BANKRUPTCY COURT

                         CENTRAL DISTRICT OF CALIFORNIA

In re                                            )    Case No. 02-13529-SA
                                                 )    Case No. 02-13531-SA
PRANDIUM, INC. (f/k/a Family Restaurants,        )

Inc., and f/k/a Koo Koo Roo Enterprises, Inc.)   )    Chapter 11
and FRI-MRD CORPORATION                          )
                                                 )    (Jointly Administered)
                                    Debtors.     )
                                                 )
                                                 )
Tax ID No. 33-0197361                            )
Tax ID No. 33-0592399                            )
_________________________________________________)


                       DEBTORS' JOINT REORGANIZATION PLAN,

                                DATED MAY 6, 2002

                               TABLE OF CONTENTS

                                                                       Page
                                                                       ----
INTRODUCTION...........................................................   1

ARTICLE I - DEFINITIONS, RULES OF INTERPRETATION, AND CONSTRUCTION.....   1

     1.1  "Administrative Claim".......................................   1
     1.2  "Administrative Claims Bar Date".............................   1
     1.3  "Allowed"....................................................   1
     1.4  "Assumed Contract List"......................................   2
     1.5  "Ballot".....................................................   2
     1.6  "Bankruptcy Code"............................................   2
     1.7  "Bankruptcy Court"...........................................   2
     1.8  "Bankruptcy Rules"...........................................   2
     1.9  "Bar Date"...................................................   2
     1.10 "Business Day"...............................................   2
     1.11 "Chapter 11 Cases"...........................................   2
     1.12 "Claim"......................................................   2
     1.13 "Claims Objection Deadline"..................................   2
     1.14 "Class"......................................................   2
     1.15 "Collateral".................................................   2
     1.16 "Committee"..................................................   3
     1.17 "Confirmation Date"..........................................   3
     1.18 "Confirmation Hearing".......................................   3
     1.19 "Confirmation Order".........................................   3
     1.20 "Creditors' Committee".......................................   3
     1.21 "Cure".......................................................   3
     1.22 "Debtor".....................................................   3
     1.23 "Debt Securities"............................................   3
     1.24 "Debt Securities Claim"......................................   3
     1.25 "Disallowed Claim"...........................................   3
     1.26 "Disbursing Agent"...........................................   3
     1.27 "Disclosure Statement".......................................   3
     1.28 "Disputed Claim".............................................   3
     1.29 "Distribution Date"..........................................   4
     1.30 "Distribution Record Date"...................................   4
     1.31 "Distribution Reserve".......................................   4
     1.32 "Effective Date".............................................   4
     1.33 "Estates"....................................................   4
     1.34 "Face Amount"................................................   4
     1.35 "Final Order"................................................   4
     1.36 "FRI-MRD" ...................................................   4
     1.37 "FRI-MRD 15% Senior Discount Note Agreement" ................   4

     1.38 "FRI-MRD 15% Senior Discount Note Claim".........................   4
     1.39 "FRI-MRD 15% Senior Discount Notes"..............................   4
     1.40 "FRI-MRD 14% Senior Secured Discount Note Agreement".............   4
     1.41 "FRI-MRD 14% Senior Secured Discount Note Claim".................   5
     1.42 "FRI-MRD 14% Senior Secured Discount Notes"......................   5
     1.43 "FRI-MRD General Unsecured Claim"................................   5
     1.44 "Hamlet..........................................................   5
     1.45 "Hamlet Prepayment"..............................................   5
     1.46 "Hamlet Sale"....................................................   5
     1.47 "Hamlet Stock"...................................................   5
     1.48 "Indemnified Person".............................................   5
     1.49 "Informal Committee".............................................   5
     1.50 "Interest".......................................................   5
     1.51 "Majority FRI-MRD Noteholder Representative".....................   5
     1.52 "Management Options".............................................   5
     1.53 "Management Stock Option Plan"...................................   5
     1.54 "Net Proceeds"...................................................   6
     1.55 "New Financing"..................................................   6
     1.56 "New FRI-MRD Note................................................   6
     1.57 "New FRI-MRD Notes"..............................................   6
     1.58 "New Prandium Common Stock"......................................   6
     1.59 " Note Prepayment"...............................................   6
     1.60 "Old FRI-MRD Common Stock".......................................   6
     1.61 "Old Prandium Common Stock"......................................   6
     1.62 "Ordinary Course Professionals Order"............................   6
     1.63 "Other Priority Claim"...........................................   6
     1.64 "Other Secured Claim"............................................   7
     1.65 "Periodic Distribution Date".....................................   7
     1.66 "Person".........................................................   7
     1.67 "Petition Date"..................................................   7
     1.68 "Plan............................................................   7
     1.69 "Plan Documents".................................................   7
     1.70 "Plan Supplement"................................................   7
     1.71 "Postpetition Interest"..........................................   7
     1.72 "Prandium".......................................................   7
     1.73 "Prandium General Unsecured Claim"...............................   7
     1.74 "Prandium  9-3/4% Senior Note Claim".............................   7
     1.75 "Prandium 9-3/4% Senior Note Indenture"..........................   7
     1.76 "Prandium 9-3/4% Senior Notes"...................................   7
     1.77 "Prandium 10-7/8% Senior Subordinated Discount Note Claim".......   8
     1.78 "Prandium 10-7/8% Senior Subordinated Discount Note Indenture"...   8
     1.79 "Prandium 10-7/8% Senior Subordinated Discount Notes" ...........   8
     1.80 "Prepetition Secured Loan Documents".............................   8
     1.81 "Priority Tax Claim".............................................   8
     1.82 "Professional"...................................................   8

     1.83 "Professional Fee Claim".....................................................   8
     1.84 "pro rata"...................................................................   8
     1.85 "Rejected Contract List".....................................................   8
     1.86 "Rejection Damages Deadline".................................................   8
     1.87 "Reorganized Debtor".........................................................   8
     1.88 "Reorganized Debtors' Charters"..............................................   8
     1.89 "Schedules"..................................................................   9
     1.90 "Secured Claim"..............................................................   9
     1.91 "Secured Lender".............................................................   9
     1.92 "Secured Lender Claims"......................................................   9
     1.93 "Substantial Contribution Claim".............................................   9
     1.94 "Unclassified Claims"........................................................   9

ARTICLE II - TREATMENT OF UNCLASSIFIED CLAIMS..........................................   9

     2.1  Non-Classification...........................................................   9
     2.2  Administrative Claims........................................................   9
     2.3  Professional Fees; Substantial Contribution and Other Administrative Claims..   9
     2.4  Priority Tax Claims..........................................................  10

ARTICLE III - CLASSIFICATION OF CLAIMS AND INTERESTS...................................  10

ARTICLE IV - TREATMENT OF CLAIMS AND INTERESTS.........................................  11

     4.1  Class 1 - Other Priority Claims..............................................  11
     4.2  Class 2 - Secured Lender Claims..............................................  11
     4.3  Class 3 - Other Secured Claims...............................................  12
     4.4  Class 4 - FRI-MRD 14% Senior Secured Discount Note Claims....................  12
     4.5  Class 5 - FRI-MRD 15% Senior Discount Note Claim.............................  12
     4.6  Class 6 - FRI-MRD General Unsecured Claims...................................  13
     4.7  Class 7 - Old FRI-MRD Common Stock...........................................  13
     4.8  Class 8 - Prandium 9-3/4% Senior Note Claims.................................  13
     4.9  Class 9 - Prandium General Unsecured Claims..................................  13
     4.10 Class 10 - Prandium 10-7/8% Senior Subordinated Discount Note Claims.........  14
     4.11 Class 11 - Old Prandium Common Stock.........................................  14

ARTICLE V - ALLOWANCE AND RESOLUTION OF CLAIMS.........................................  14

     5.1  Allowed Claims...............................................................  14
     5.2  Full Satisfaction............................................................  15
     5.3  Postpetition Interest........................................................  15
     5.4  Alternative Treatment........................................................  15
     5.5  Claims Objection Deadline; Prosecution of Objections.........................  15
     5.6  Claim Resolution.............................................................  15
     5.7  Indenture Trustee Charging Lien..............................................  15

ARTICLE VI - MEANS FOR IMPLEMENTATION OF THE PLAN.........................   15

     6.1  Plan Funding....................................................   15
     6.2  New FRI-MRD Notes...............................................   16
     6.3  New Financing...................................................   16
     6.4  Cancellation of Debt Securities and Old Prandium Common Stock ..   16
     6.5  Hamlet Sale.....................................................   16

ARTICLE VII - PROVISIONS GOVERNING DISTRIBUTIONS..........................   17

     7.1  Disbursing Agent................................................   17
     7.2  Distributions to Holders of Debt Securities Claims..............   17
     7.3  Means of Cash Payment...........................................   18
     7.4  Delivery of Distributions ......................................   18
     7.5  Distribution Reserve............................................   18
     7.6  Distributions Relating to Allowed Insured Claims................   19
     7.7  Fractional Distributions........................................   19
     7.8  Withholding and Reporting Requirements..........................   20
     7.9  Defenses; Setoffs...............................................   20
     7.10  Exemption from Certain Transfer Taxes..........................   20

ARTICLE VIII - CORPORATE GOVERNANCE AND MANAGEMENT OF THE REORGANIZED
DEBTORS...................................................................   20

     8.1  Administration Pending Effective Date...........................   20
     8.2  Directors and Officers of Reorganized Debtors...................   20
     8.3  Management Stock Option Plan....................................   21
     8.4  Reorganized Debtors' Charters...................................   21
     8.5  Corporate Action................................................   21

ARTICLE IX - TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES........   22

     9.1  Assumption and Rejection of Contracts and Leases................   22
     9.2  Payments Related to Assumption of Contracts and Leases..........   22
     9.3  Rejection Damages Deadline......................................   22
     9.4  Indemnification Obligations.....................................   22
     9.5  Insurance Policies..............................................   23
     9.6  Compensation and Benefit Programs; Retiree Benefits.............   23

ARTICLE X - CONDITIONS PRECEDENT TO THE PLAN'S CONSUMMATION...............   23

     10.1  Conditions to Effective Date...................................   23
     10.2  Waiver of Conditions...........................................   24

     10.3  Effect of Failure of Conditions.........................................  24

ARTICLE XI - MODIFICATION; WITHDRAWAL..............................................  24

ARTICLE XII - RETENTION OF JURISDICTION............................................  24

ARTICLE XIII - MISCELLANEOUS PROVISIONS............................................  25

     13.1  Discharge of Debtors....................................................  25
     13.2  Revesting of Assets; Release of Liens...................................  25
     13.3  Waiver of  Actions......................................................  25
     13.4  Term of Injunctions or Stays............................................  25
     13.5  Fees and Expenses of Informal Committee,  Majority FRI-MRD Noteholder
            Representative, Secured Lender and the Debtors' Officers...............  25
     13.6  Termination of Committees' Duties.......................................  26
     13.7  Exculpation and Limitation of Liability.................................  26
     13.8  Binding Effect..........................................................  26
     13.9  Plan Supplement.........................................................  26
     13.10 Payment of Statutory Fees ..............................................  27
     13.11 Severability of Plan Provisions.........................................  27
     13.12 Consents................................................................  27
     13.13 Computation of Time.....................................................  27
     13.14 Notices to Debtors......................................................  27

ARTICLE XIV - ACCEPTANCE OR REJECTION OF THE PLAN; CONFIRMATION....................  28

                             TABLE OF PLAN EXHIBITS
                             ----------------------

 Exhibits
 --------

     A          New FRI-MRD Notes and Note Agreement

     B          Assumed Contract List

     C          Management Stock Option Plan and List of Initial Option Grants

     D          New Financing Commitment Letter

                                  INTRODUCTION

     Prandium, Inc., a Delaware corporation, and FRI-MRD Corporation, a Delaware corporation and a wholly-owned subsidiary of Prandium, Inc., propose the following Plan to restructure, under chapter 11 of the Bankruptcy Code, the outstanding Claims and Interests of their creditors and stockholders, respectively. The Disclosure Statement, distributed with this Plan, contains a discussion of the Debtors' history, business, properties, results of operations, projections of future operations, and a summary and analysis of the Plan and certain related matters, including certain risk factors relating to the Plan's confirmation and implementation. The Debtors urge all holders of Claims to review the Disclosure Statement and Plan in full before voting to accept or reject the Plan.

                                    ARTICLE I
             DEFINITIONS, RULES OF INTERPRETATION, AND CONSTRUCTION

     Except as otherwise expressly provided or required by context, capitalized terms have the meanings given to them in this Article I. Terms that are not defined in this Plan but are defined in the Bankruptcy Code or the Bankruptcy Rules have the meanings given to them therein.

     In this Plan, (a) any reference to a document as being in a specific form or on particular terms and conditions means the document substantially in that form or on substantially those terms and conditions, but any change to a document attached hereto must be in form and substance satisfactory to the Debtors, the Informal Committee and the Majority FRI-MRD Noteholder Representative, (b) unless otherwise specified, references to Articles, Sections, Schedules, and Exhibits are references to Articles, Sections, Schedules, and Exhibits of or to the Plan; (c) words such as "herein" or "hereto" refer to the Plan in its entirety rather than to a particular portion of the Plan; (d) captions and headings to Articles and Sections are for ease of reference only, and otherwise are not a part of the Plan and do not affect its interpretation; and (e) the rules of construction in Section 102 of the Bankruptcy Code shall apply. With reference to any distribution under this Plan, "on" a date means on or as soon as reasonably practicable after that date.

     1.1  "Administrative Claim" means a Claim entitled to priority under
Section 507(a)(1) or 507(b) of the Bankruptcy Code.

     1.2 "Administrative Claims Bar Date" means the date that is 60 days after the Effective Date.

     1.3 "Allowed" when used to describe a Claim, means: (a) a Claim that is listed in the Schedules in an amount greater than zero and (i) is not listed as disputed, contingent or unliquidated, and (ii) as to which no proof of claim has been filed; (b) a Claim as to which a timely proof of Claim has been filed in a sum certain, as to which any objection or motion to estimate, equitably subordinate, reclassify, or otherwise limit the recovery thereon has been resolved; (c) a Claim allowed in accordance with Section 502(h) of the Bankruptcy Code; or (d) a Claim allowed under this Plan or by Final Order of the Bankruptcy Court.

     1.4 "Assumed Contract List" means the non-exclusive list, attached to the Plan as Exhibit B, of executory contracts and unexpired leases to be assumed under Section 9.1.

     1.5 "Ballot" means a ballot in the form distributed with the Disclosure Statement to holders of Claims entitled to vote on the Plan.

     1.6 "Bankruptcy Code" means the United States Bankruptcy Code, 11 U.S.C. (S)(S) 101-1330.

     1.7 "Bankruptcy Court" means the United States Bankruptcy Court for the Central District of California, Santa Ana Division, or any other court that properly exercises jurisdiction over the Chapter 11 Cases, proceedings arising therein or the resolution of a Claim.

     1.8 "Bankruptcy Rules" means, collectively, the Federal Rules of Bankruptcy Procedure and the Local Rules of the Bankruptcy Court.

     1.9 "Bar Date" means the date designated by the Bankruptcy Court as the last date for filing proofs of Claim in the Chapter 11 Cases, other than proofs of Claim for Administrative Claims and Claims arising from the rejection of executory contracts or unexpired leases.

     1.10 "Business Day" means a day other than a Saturday, Sunday or legal holiday, on which commercial banks are open for business in Los Angeles, California.

     1.11 "Chapter 11 Cases" means the Debtors' cases under chapter 11 of the Bankruptcy Code.

     1.12 "Claim" means a claim against a Debtor.

     1.13 "Claims Objection Deadline" means: for each Claim as to which a proof of Claim is filed on or before, and not amended after, the Bar Date, 120 days after the Effective Date; (b) for all other Claims, the later of (i) 120 days after the Effective Date and (ii) 120 days after the filing or amendment of a proof of Claim with respect thereto; or (c) any other date fixed in the Confirmation Order with respect to a Claim or category of Claims.

     1.14 "Class" means one of the classes of Claims or Interests listed in
Article III.

     1.15 "Collateral" means property or an interest in property of either Estate that is encumbered by a lien to secure the payment or performance of a Claim.

     1.16 "Committee" means the Informal Committee, the Creditors' Committee, if any, and any other committee appointed by the United States Trustee in the Chapter 11 Cases.

     1.17 "Confirmation Date" means the date of the Confirmation Order's entry.

     1.18 "Confirmation Hearing" means the Bankruptcy Court's hearing to consider the Plan's confirmation.

     1.19 "Confirmation Order" means the Bankruptcy Court's order confirming the Plan.

     1.20 "Creditors' Committee" means a committee of unsecured creditors, if any, appointed under Section 1102(a)(1) of the Bankruptcy Code in the Chapter 11 Cases.

     1.21 "Cure" means the payment of cash or the distribution of other property (as the parties may agree or the Bankruptcy Court may order), as necessary to cure defaults under an executory contract or unexpired lease of a Debtor and to permit that Debtor to assume the contract or lease under Section 365(a) of the Bankruptcy Code.

     1.22 "Debtor" means either Prandium or FRI-MRD, and "Debtors" means, collectively, both of them.

     1.23 "Debt Securities" means any or all of the FRI-MRD 14% Senior Secured Discount Notes, FRI-MRD 15% Senior Discount Notes, Prandium 9-3/4% Senior Notes, and Prandium 10-7/8% Senior Subordinated Discount Notes.

     1.24 "Debt Securities Claim" means the Claim of a holder of a Debt Security, arising thereunder.

     1.25 "Disallowed Claim" means a Claim, or any portion thereof, that: (a) is not listed on the Debtors' Schedules, or is listed therein as contingent, unliquidated, disputed, or in an amount equal to zero, and whose holder has failed to file a timely proof of Claim; or (b) the Bankruptcy Court has disallowed by Final Order.

     1.26 "Disbursing Agent" is defined in Section 7.1.

     1.27 "Disclosure Statement" means the written Offering Memorandum and Disclosure Statement that relates to the Plan, dated April 1, 2002.

     1.28 "Disputed Claim" means a Claim that is not an Allowed Claim or a Disallowed Claim.

     1.29 "Distribution Date" means the date, occurring on or as soon as practicable (and in no event more than 20 days) after the Effective Date, on which the Disbursing Agent first makes distributions to holders of Allowed Claims as provided in this Plan.

     1.30 "Distribution Record Date" means the record date for purposes of making distributions under the Plan on account of Debt Securities Claims, which date shall be the sixth Business Day after the Confirmation Date, at 5:00 p.m. New York Time.

     1.31 "Distribution Reserve" means the reserve for Disputed Claims established under Section 7.5.

     1.32 "Effective Date" means the first Business Day on which all conditions to the Plan's consummation in Article X have been satisfied or waived.

     1.33 "Estates" means the Debtors' estates in the Chapter 11 Cases, as created under Section 541 of the Bankruptcy Code.

     1.34 "Face Amount" means (a) when used in reference to a Disputed Claim, the full stated amount claimed by the holder thereof in any proof of Claim timely filed with the Bankruptcy Court, and (b) when used in reference to an Allowed Claim, the amount thereof.

     1.35 "Final Order" means an order or judgment, entered by a court of competent jurisdiction, that has not been amended, modified, or reversed, and as to which (i) no stay is in effect, (ii) the time to seek rehearing, file a notice of appeal or seek other review has expired and (iii) no appeal or request for rehearing or other review is pending.

     1.36 "FRI-MRD" means FRI-MRD Corporation, a Delaware corporation.

     1.37 "FRI-MRD 15% Senior Discount Note Agreement" means the note agreement dated as of August 12, 1997 (as amended) among FRI-MRD and the purchasers party thereto, under which the FRI-MRD 15% Senior Discount Notes were issued.

     1.38 "FRI-MRD 15% Senior Discount Note Claim" means a Claim under a FRI-MRD 15% Senior Discount Note.

     1.39 "FRI-MRD 15% Senior Discount Notes" means FRI-MRD's 15% Senior Discount Notes due 2002, issued and outstanding under the FRI-MRD 15% Senior Discount Note Agreement.

     1.40 "FRI-MRD 14% Senior Secured Discount Note Agreement" means the note agreement dated as of June 9, 1998 (as amended) by and among FRI-MRD, the purchasers party thereto, and The Bank of New York, as successor agent, under which the FRI-MRD 14% Senior Secured Discount Notes were issued.

     1.41 "FRI-MRD 14% Senior Secured Discount Note Claim" means a Claim under a FRI-MRD 14% Senior Secured Discount Note.

     1.42 "FRI-MRD 14% Senior Secured Discount Notes" means FRI-MRD's 14% Senior Secured Discount Notes due 2002, issued and outstanding under the FRI-MRD 14% Senior Secured Discount Note Agreement.

     1.43 "FRI-MRD General Unsecured Claim" means an unsecured Claim against FRI-MRD not entitled to priority under Section 507 of the Bankruptcy Code, other than a FRI-MRD 14% Senior Secured Discount Note Claim or a FRI-MRD 15% Senior Discount Note Claim.

     1.44 "Hamlet" means The Hamlet Group, Inc., a direct, wholly-owned subsidiary of FRI-MRD.

     1.45 "Hamlet Prepayment" means (i) Excess Hamlet Cash Flow (as defined in the New FRI-MRD Note Agreement) for the period from April 1, 2002 to the earlier of (a) the consummation of the Hamlet Sale or (b) the last day of the Debtors' fiscal quarter immediately preceding the fiscal quarter in which the Effective Date occurs, plus (ii) if the Hamlet Sale is consummated on or before the Effective Date, the Net Proceeds from the Hamlet Sale available for distribution on the Effective Date in cash.

     1.46 "Hamlet Sale" means the sale of the Hamlet Stock or all or substantially all of the assets of Hamlet and its subsidiaries.

     1.47 "Hamlet Stock" means the issued and outstanding capital stock of Hamlet.

     1.48 "Indemnified Person" is defined in Section 13.7.

     1.49 "Informal Committee" means the informal group of certain holders of Prandium 9-3/4% Senior Notes.

     1.50 "Interest" means a legal, equitable, contractual, or other right or related claim with respect to Old FRI-MRD Common Stock or Old Prandium Common Stock.

     1.51 "Majority FRI-MRD Noteholder Representative" means MacKay Shields Financial Corporation.

     1.52 "Management Options" means options to be issued under the Management Stock Option Plan.

     1.53 "Management Stock Option Plan" means a stock option plan to be established by Reorganized Prandium, substantially in the form attached as Exhibit C.

     1.54 "Net Proceeds" has the meaning set forth in the New FRI-MRD Note Agreement.

     1.55 "New Financing" means the new financing that the Secured Lender will extend to the Reorganized Debtors, on the Effective Date, as set forth in the commitment letter between the Secured Lender and Prandium, dated December 20, 2001, attached as Exhibit D.

     1.56 "New FRI-MRD Note Agreement" means the note agreement governing the New FRI-MRD Notes, substantially in the form attached as Exhibit A; except, that
                                                                    ------
the form of New FRI-MRD Note Agreement and New FRI-MRD Notes may be modified under Section 4.5.

     1.57 "New FRI-MRD Notes" means the senior notes, which will be secured by the Hamlet Stock if the Hamlet Sale is not consummated on or before the Effective Date, to be issued by Reorganized FRI-MRD under the New FRI-MRD Note Agreement, in the aggregate principal amount of $75,000,000 less 133.33% of the Note Prepayment, to holders of Allowed FRI-MRD 15% Senior Discount Note Claims under Section 4.5, substantially in the form attached as Exhibit A; except, that
                                                                    ------
the form of New FRI-MRD Note Agreement and New FRI-MRD Notes may be modified under Section 4.5.

     1.58 "New Prandium Common Stock" means 5,000,000 shares of the $.01 par value common stock of Reorganized Prandium, which shall constitute 100% of Reorganized Prandium's capital stock to be issued on the Effective Date under the Plan, subject to dilution by common stock that may be issued upon the exercise of Management Options.

     1.59 " Note Prepayment" means $12,000,000 plus the Hamlet Prepayment.

     1.60 "Old FRI-MRD Common Stock" means FRI-MRD's common stock, issued and outstanding immediately before the Effective Date, together with any option, warrant, or right, contractual or otherwise, to acquire or receive that stock.

     1.61 "Old Prandium Common Stock" means Prandium's common stock, issued and outstanding immediately before the Effective Date, together with any option, warrant, or right, contractual or otherwise, to acquire or receive that stock.

     1.62 "Ordinary Course Professionals Order" means an order of the Bankruptcy Court authorizing a Debtor, in the ordinary course of business and without further Bankruptcy Court order, to employ and compensate professionals who are not directly working on the Chapter 11 Cases.

     1.63 "Other Priority Claim" means a Claim entitled to priority under
Section 507(a)(3), (4), (5), (6) or (7) of the Bankruptcy Code.

     1.64 "Other Secured Claim" means a Secured Claim other than a Secured Lender Claim or a FRI-MRD 14% Senior Secured Discount Note Claim.

     1.65 "Periodic Distribution Date" means each of (a) the Distribution Date,
(b) the first Business Day occurring at least six months after the Distribution Date, and (c) the first Business Day occurring at least six months after the immediately preceding Periodic Distribution Date.

     1.66 "Person" means an individual, corporation, partnership, joint venture, other legal entity, or governmental unit.

     1.67 "Petition Date" means the date on which the Debtors file their petitions for relief commencing the Chapter 11 Cases.

     1.68 "Plan" means this joint reorganization plan.

     1.69 "Plan Documents" means, collectively, the Rejected Contract List, the Reorganized Debtors' Charters, and a list of individuals who will serve as officers and directors of each Reorganized Debtor and a summary of their qualifications and compensation.

     1.70 "Plan Supplement" means the compilation of the Plan Documents to be filed under Section 13.9.

     1.71 "Postpetition Interest" means interest, accruing after the Petition Date, on a Claim at the non-default rate provided for in any pre-petition written agreement.

     1.72 "Prandium" means Prandium, Inc., a Delaware corporation.

     1.73 "Prandium General Unsecured Claim" means an unsecured Claim against Prandium not entitled to priority under Section 507 of the Bankruptcy Code, other than a Prandium 9-3/4% Senior Note Claim or a Prandium 10-7/8% Senior Subordinated Discount Note Claim.

     1.74 "Prandium 9-3/4% Senior Note Claim" means a Claim under a Prandium 9-3/4% Senior Note.

     1.75 "Prandium 9-3/4% Senior Note Indenture" means the indenture, dated as of January 27, 1994 (as amended), between Prandium and The Bank of New York, as successor indenture trustee, under which the Prandium 9-3/4% Senior Notes were issued.

     1.76 "Prandium 9-3/4% Senior Notes" means Prandium's 9-3/4% Senior Notes due 2002, issued and outstanding under the Prandium 9-3/4% Senior Note Indenture.

     1.77 "Prandium 10-7/8% Senior Subordinated Discount Note Claim" means a Claim under a Prandium 10-7/8% Senior Subordinated Discount Note.

     1.78 "Prandium 10-7/8% Senior Subordinated Discount Note Indenture" means the indenture, dated as of January 27, 1994 (as amended), between Prandium and State Street Bank, as successor indenture trustee, under which the Prandium 10-7/8% Senior Subordinated Discount Notes were issued.

     1.79 "Prandium 10-7/8% Senior Subordinated Discount Notes" means Prandium's 10-7/8% Senior Subordinated Discount Notes due 2004, issued and outstanding under the Prandium 10-7/8% Senior Subordinated Discount Note Indenture.

     1.80 "Prepetition Secured Loan Documents" means the Amended and Restated Loan and Security Agreement by and among Prandium, FRI-MRD, Chi-Chi's, Inc. and each of their subsidiaries, and Foothill Capital Corporation, dated as of July 19, 2000, as amended.

     1.81 "Priority Tax Claim" means a Claim entitled to priority under Section 507(a)(8) of the Bankruptcy Code.

     1.82 "Professional" means a Person employed under Section 327 of the Bankruptcy Code.

     1.83 "Professional Fee Claim" means a Professional's Claim for compensation or reimbursement of expenses, relating to services performed after the Petition Date through the Effective Date.

     1.84 "pro rata" means proportional, in the proportion that the Face Amount of a Claim in a particular Class bears to the aggregate Face Amount of all Claims (including Disputed Claims, but excluding Disallowed Claims) in that Class.

     1.85 "Rejected Contract List" means the list of executory contracts and unexpired leases to be rejected under Section 9.1.

     1.86 "Rejection Damages Deadline" means the deadline for filing a Claim based on the rejection of an executory contract or unexpired lease under the Plan.

     1.87 "Reorganized Debtor" means either Reorganized Prandium or Reorganized FRI-MRD, and "Reorganized Debtors" means, collectively, both of them.

     1.88 "Reorganized Debtors' Charters" means the amended and restated certificates of incorporation and bylaws of the Reorganized Debtors, in the form contained in the Plan Supplement.

     1.89 "Schedules" means the schedules of assets and liabilities filed in the Bankruptcy Court by the Debtors, as they may be amended.

     1.90 "Secured Claim" means a Claim that is secured by a lien on Collateral.

     1.91 "Secured Lender" means Foothill Capital Corporation.

     1.92 "Secured Lender Claims" means the Claims of the Secured Lender arising under the Prepetition Secured Loan Documents.

     1.93 "Substantial Contribution Claim" means a Claim, under Section 503(b)(3) or (4) of the Bankruptcy Code, for compensation or reimbursement of expenses incurred in making a substantial contribution in the Chapter 11 Cases.

     1.94 "Unclassified Claims" means, collectively, Administrative Claims and Priority Tax Claims.

                                   ARTICLE II
                        TREATMENT OF UNCLASSIFIED CLAIMS

     2.1  Non-Classification

     Administrative Claims and Priority Tax Claims are not classified and are not entitled to vote on the Plan.

     2.2  Administrative Claims

     Each holder of an Administrative Claim shall receive cash equal to the unpaid portion thereof on the latest of (a) the Distribution Date, (b) the date on which its Claim becomes an Allowed Claim, or (c) the date the Claim would have been due if the Chapter 11 Cases had not been commenced (without regard to any purported acceleration of the Claim). Notwithstanding the foregoing and except as provided in Section 2.3, the Debtors may pay, in the ordinary course of business, any undisputed Administrative Claim based on a liability incurred in the ordinary course of business during the Chapter 11 Cases, in accordance with the terms and conditions of any agreement relating thereto. The following
Section 2.3 governs the payment of Professional Fee Claims, Substantial Contribution Claims, and Claims for reimbursement of expenses of individual members of the Creditors' Committee.

     2.3 Professional Fees; Substantial Contribution and Other Administrative Claims

     Applications for Professional Fee Claims, Substantial Contribution Claims, Claims for reimbursement of expenses of individual members of the Creditors' Committee, and any other Administrative Claim not otherwise paid hereunder must be filed and served on the

Reorganized Debtors no later than the Administrative Claims Bar Date. The Debtors shall schedule a hearing as promptly as practicable to consider all applications so filed and shall give notice thereof and of the date to file objections thereto in accordance with Bankruptcy Rule 2016. The Disbursing Agent will pay each such Claim as soon as practicable after its allowance by the Bankruptcy Court. Notwithstanding the foregoing, (a) any Person entitled to receive compensation or reimbursement of expenses under the Ordinary Course Professionals Order may continue to receive that compensation or reimbursement without further order of the Bankruptcy Court; and (b) Section 13.5 governs the payment of Professional Fee Claims of Professionals retained by Mr. Kevin Relyea, the Secured Lender, the Majority FRI-MRD Noteholder Representative, and the Informal Committee and of the reasonable, out-of-pocket expenses of the Informal Committee's members.

     2.4  Priority Tax Claims

     The Reorganized Debtors shall pay in full and in cash each Priority Tax Claim either (at their option) (a) on the latest of (i) the Distribution Date,
(ii) the date on which it becomes an Allowed Claim or (iii) the date on which it would have been due if the Chapter 11 Cases had not been commenced (without regard to any purported acceleration of the Claim), or (b) to the extent permitted under Section 1129(a)(9) of the Bankruptcy Code, over six years from the assessment date thereof in equal annual installments, including interest on the unpaid portion of the Claim, accruing from the Effective Date at the rate provided by 26 U.S.C. (S) 6621.

                                   ARTICLE III
                     CLASSIFICATION OF CLAIMS AND INTERESTS

     The Plan places all Claims and Interests, except Unclassified Claims provided for in Article II, in the Classes listed below.

--------------------------------------------------------------------------------
                  Class                                  Status
--------------------------------------------------------------------------------
Class 1 - Other Priority Claims             Unimpaired - deemed to have accepted
                                            the Plan and not entitled to vote.
--------------------------------------------------------------------------------
Class 2 - Secured Lender Claims             Unimpaired - deemed to have accepted
                                            the Plan and not entitled to vote.
--------------------------------------------------------------------------------
Class 3 - Other Secured Claims              Unimpaired - deemed to have accepted
  (Each Other Secured Claim shall           the Plan and not entitled to vote.
constitute a separate Class numbered 3.1,
3.2, 3.3, etc.)
--------------------------------------------------------------------------------
Class 4 - FRI-MRD 14% Senior Secured        Impaired - entitled to vote.
Discount Note Claims
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                Class                                   Status
--------------------------------------------------------------------------------
Class 5 - FRI-MRD 15% Senior Discount      Impaired - entitled to vote.
Note Claims
--------------------------------------------------------------------------------
Class 6 - FRI-MRD General                  Unimpaired - deemed to have accepted
 Unsecured Claims                          the Plan and not entitled to vote.
--------------------------------------------------------------------------------
Class 7 - Old FRI-MRD Common Stock         Unimpaired - deemed to have accepted
                                           the Plan and not entitled to vote.
--------------------------------------------------------------------------------
Class 8 - Prandium  9-3/4% Senior          Impaired - entitled to vote.
 Note Claims
--------------------------------------------------------------------------------
Class 9 - Prandium General                 Unimpaired - deemed to have accepted
 Unsecured Claims                          the Plan and not entitled to vote.
--------------------------------------------------------------------------------
Class 10 - Prandium 10-7/8%                Impaired - deemed to have rejected
Senior Subordinated Discount Note Claims   the Plan and not entitled to vote.
--------------------------------------------------------------------------------
Class 11 - Old Prandium Common Stock       Impaired - deemed to have rejected
                                           the Plan and not entitled to vote.
--------------------------------------------------------------------------------

                                   ARTICLE IV
                        TREATMENT OF CLAIMS AND INTERESTS

     4.1  Class 1 - Other Priority Claims

               (i) Claims in Class: Class 1 is comprised of all Other Priority Claims.

               (ii) Treatment: Each holder of an Allowed Other Priority Claim shall receive cash equal to the full amount thereof, on the latest of (i) the Distribution Date, (ii) the date on which the Claim becomes an Allowed Claim, or
(iii) the date on which the Claim would have been due if the Chapter 11 Cases had not been commenced (without regard to any purported acceleration of the Claim).

     4.2  Class 2 - Secured Lender Claims

               (i) Claims in Class: Class 2 is comprised of all Secured Lender Claims.

               (ii) Treatment: On the Distribution Date, all of the Debtors' obligations to the Secured Lender under the Prepetition Secured Loan Documents shall be satisfied in full with the proceeds of the New Financing in accordance with the terms of the Prepetition Secured Loan Documents.

     4.3  Class 3 - Other Secured Claims

               (i) Claims in Class: Class 3 is comprised of all Other Secured Claims.

               (ii) Subclassification: Each Other Secured Claim shall constitute a separate Class numbered 3.1, 3.2, 3.3, etc.

               (iii) Treatment: At the option of the Debtors, each Other Secured Claim shall be treated as follows: (i) the Claim will be paid in full and in cash, together with interest and reasonable fees, costs or charges, if any, payable under section 506(b) of the Bankruptcy Code, on the latest of (A) the Distribution Date, (B) the date on which the Claim becomes an Allowed Claim or
(C) the date on which the Claim would have been due if the Chapter 11 Cases had not been commenced (without regard to any purported acceleration of the Claim);
(ii) the holder of the Claim will receive the Collateral securing the Claim; or
(iii) the Claim will be treated in any other manner that will leave it unimpaired, as that term is used in Section 1124 of the Bankruptcy Code.

     4.4  Class 4 - FRI-MRD 14% Senior Secured Discount Note Claims

               (i) Claims in Class: Class 4 is comprised of all Allowed FRI-MRD 14% Senior Secured Discount Note Claims.

               (ii) Treatment: On the Effective Date, FRI-MRD 14% Senior Secured Discount Note Claims shall be deemed Allowed in the aggregate principal amount of $24,000,000 plus accrued and unpaid interest. On the Distribution Date, each holder of an Allowed FRI-MRD 14% Senior Secured Discount Note Claim shall receive its pro rata share of $18,000,000.

     4.5  Class 5 - FRI-MRD 15% Senior Discount Note Claims

               (i) Claims in Class: Class 5 is comprised of all Allowed FRI-MRD 15% Senior Discount Note Claims.

               (ii) Treatment: On the Effective Date, FRI-MRD 15% Senior Discount Note Claims shall be deemed Allowed in the aggregate principal amount of $75,000,000 plus accrued and unpaid interest. On the Distribution Date, each holder of an Allowed FRI-MRD 15% Senior Discount Note Claim shall receive its pro rata share of (i) the New FRI-MRD Notes and (ii) the Note Prepayment.

               (iii) Form of New FRI-MRD Notes and Note Agreement: The New FRI-MRD Notes and New FRI-MRD Note Agreement shall be issued in an aggregate principal amount of $75 million less 133.33% of the Note Prepayment and will be in substantially the form attached as Exhibit A; except, that if the Debtors reasonably believe that the issuance of the New FRI-MRD Notes under the New FRI-MRD Note Agreement would violate applicable securities law, then the Debtors, with the consent of the Majority FRI-

MRD Noteholder Representative and Informal Committee, which consent shall not be unreasonably withheld, may modify the form of New FRI-MRD Notes and New FRI-MRD Note Agreement so as to comply with that law.

     4.6  Class 6 - FRI-MRD General Unsecured Claims

               (i) Claims in Class: Class 6 is comprised of all FRI-MRD General Unsecured Claims.

               (ii) Treatment: Each holder of an Allowed FRI-MRD General Unsecured Claim shall receive cash equal to the unpaid portion thereof, plus Postpetition Interest if necessary to leave unaltered the legal, equitable and contractual rights of such holder, on the latest of (i) the Distribution Date,
(ii) the date on which its Claim becomes an Allowed Claim or (iii) the date on which the Claim would have been due if the Chapter 11 Cases had not been commenced (without regard to any purported acceleration of the Claim).

     4.7  Class 7 - Old FRI-MRD Common Stock

               (i) Interest in Class: Class 7 is comprised of all Interests in Old FRI-MRD Common Stock.

               (ii) Treatment: On the Effective Date, the legal, equitable, and contractual rights of the holder of Old FRI-MRD Common Stock shall be unaltered.

     4.8  Class 8 - Prandium 9-3/4% Senior Note Claims

               (i) Claims in Class: Class 8 is comprised of all Prandium 9-3/4% Senior Note Claims.

               (ii) Treatment: On the Effective Date, Prandium 9-3/4% Senior Note Claims not held by Prandium shall be deemed Allowed in the aggregate principal amount of $103,456,000 plus accrued and unpaid interest. On the Distribution Date, each holder of an Allowed Prandium 9-3/4% Senior Note Claim shall receive its pro rata share of the New Prandium Common Stock.

               (iii) Notes held by Prandium: All Prandium 9-3/4% Senior Notes held by Prandium shall be cancelled, and Prandium shall not receive or retain any property or interest in property on account thereof.

     4.9  Class 9 - Prandium General Unsecured Claims

               (i) Claims in Class: Class 9 is comprised of all Prandium General Unsecured Claims.

               (ii) Treatment: Each holder of an Allowed Prandium General Unsecured Claim shall receive cash equal to the unpaid portion thereof, plus Postpetition Interest if necessary to leave unaltered the legal, equitable and contractual rights of such holder, on the latest of (a) the Distribution Date,
(b) the date on which the Claim becomes an Allowed Claim or (c) the date on which the Claim would have been due if the Chapter 11 Cases had not been commenced (without regard to any purported acceleration of the Claim).

     4.10 Class 10 - Prandium 10-7/8% Senior Subordinated Discount Note Claims.

               (i) Claims in Class: Class 10 is comprised of all Prandium 10-7/8% Senior Subordinated Discount Note Claims.

               (ii) Treatment: On the Effective Date, the Prandium 10-7/8% Senior Subordinated Discount Notes shall be cancelled. Holders of Prandium 10-7/8% Senior Subordinated Discount Note Claims shall not receive or retain any property or interest in property on account thereof.

     4.11 Class 11 - Old Prandium Common Stock

               (i) Interests in Class: Class 11 is comprised of all Interests in Old Prandium Common Stock and Claims related thereto.

               (ii) Treatment: On the Effective Date, all Old Prandium Common Stock and all options or other rights to acquire Old Prandium Common Stock shall be cancelled. Holders of Interests in Old Prandium Common Stock or Claims relating thereto shall not receive or retain any property or interest in property on account thereof.

                                    ARTICLE V
                       ALLOWANCE AND RESOLUTION OF CLAIMS

     5.1  Allowed Claims

     Notwithstanding any contrary provision herein, the Disbursing Agent shall make distributions only on account of Allowed Claims. No holder of a Disputed Claim will receive any distribution on account thereof until and to the extent that its Disputed Claim becomes an Allowed Claim. At the Reorganized Debtors' request, the Disbursing Agent shall withhold distributions otherwise due hereunder to the holder of a Claim until the Claims Objection Deadline, to enable the Reorganized Debtors to determine whether to object to the Claim. The Disbursing Agent will establish a reserve for Disputed Claims in accordance with
Section 7.5. The presence of a Disputed Claim in any Class will not be a cause to delay distribution to Allowed Claims in that Class or in other Classes, so long as a reserve is created for the Disputed Claim in accordance herewith. Any holder of a Claim that becomes an Allowed Claim after the Distribution Date will receive its distribution on the next Periodic Distribution Date.

     5.2  Full Satisfaction

     The Disbursing Agent shall make, and each holder of a Claim shall receive, the distributions provided for in the Plan in full satisfaction and discharge of the Claim.

     5.3  Postpetition Interest

     Except as otherwise expressly provided herein, no holder of a Claim shall be entitled to or receive Postpetition Interest.

     5.4  Alternative Treatment

     Notwithstanding any contrary provision herein, any holder of an Allowed Claim may receive, instead of the distribution or treatment to which it is entitled hereunder, any less favorable distribution or treatment to which it and the Debtor obligated on its Claim may agree in writing, except that any change in treatment shall be subject to the Informal Committee's and Majority FRI-MRD Noteholder Representative's approval.

     5.5  Claims Objection Deadline; Prosecution of Objections

     Either Debtor or Reorganized Debtor may file an objection to a Claim until the Claims Objection Deadline.

     5.6  Claim Resolution

     After the Effective Date, the Reorganized Debtors may settle, without Bankruptcy Court approval, any Disputed Claim or claim or cause of action of the Estates.

     5.7  Indenture Trustee Charging Lien

     On the Distribution Date, the Reorganized Debtors shall pay in full satisfaction of any lien or other priority in payment or right available to The Bank of New York, as successor collateral agent to IBJ Schroeder Bank and Trust Company under the FRI-MRD 14% Senior Secured Discount Note Agreement and as successor trustee to IBJ Schroeder Bank and Trust Company under the Prandium 9-3/4% Senior Note Indenture, its reasonable fees, costs and expenses. Distributions to holders of FRI-MRD 14% Senior Secured Discount Notes and Prandium 9-3/4% Senior Notes under the Plan will not be reduced on account of the payments made under this paragraph. The Bankruptcy Court shall resolve any dispute as to fees and expenses to be paid under this Section.

                                   ARTICLE VI
                      MEANS FOR IMPLEMENTATION OF THE PLAN

     6.1  Plan Funding

     The Debtors will pay the cash payments to holders of Class 4 and Class 5 Claims, respectively, with funds segregated for that purpose, including the Net Proceeds of the Hamlet Sale if consummated on or before the Effective Date, other asset sales, and cash on hand. The Debtors will fund all other cash payments under the Plan with any segregated funds remaining after making the payments described above, funds generated by the operation of the Debtors' non-debtor subsidiaries, and cash on hand.

     6.2  New FRI-MRD Notes and New Prandium Common Stock

     On the Effective Date, Reorganized FRI-MRD will issue the New FRI-MRD Notes and Reorganized Prandium will issue the New Prandium Common Stock and make them available for distribution in accordance herewith. All shares of New Prandium Common Stock shall be, on issuance, fully paid and non-assessable. The holders thereof shall have no preemptive or other rights to subscribe for additional shares.

     6.3  New Financing

     The New Financing shall become effective on the Effective Date. On the Effective Date, the Reorganized Debtors shall use a portion of the financing available under the New Financing to pay or otherwise satisfy or retire all amounts due to the Secured Lender on account of its Class 2 Claims.

     6.4  Cancellation of Debt Securities and Old Prandium Common Stock

     On the Effective Date, the promissory notes, share certificates, and other instruments evidencing the Debt Securities and the Old Prandium Common Stock shall be deemed cancelled without further act or action under any applicable agreement, law, regulation, order or rule, and the obligations of the Debtors thereunder shall be discharged and released.

     6.5  Hamlet Sale

     If the Hamlet Sale has not been consummated on or before the Confirmation Date, then after the Confirmation Date, the Debtors may take all action necessary or appropriate to consummate the Hamlet Sale, including, without limitation, authorizing the commencement of chapter 11 cases for Hamlet and its subsidiaries. If the Hamlet Sale is consummated on or before the Effective Date, the terms and conditions of the sale must be reasonably satisfactory to the Majority FRI-MRD Noteholder Representative. If the Hamlet Sale is consummated on or before the Effective Date, the Net Proceeds of the Hamlet Sale shall be segregated in a separate account for the benefit of the holders of FRI-MRD 15% Senior Discount Notes until utilized to make the cash distribution under Section
4.5. If the Hamlet Sale is consummated after the Effective Date, the sale will be subject to the terms and conditions of the New FRI-MRD Note Agreement. If the Hamlet Sale is consummated after the Effective Date, the Net Proceeds of the Hamlet Sale shall be paid to the holders of New FRI-MRD Notes under the New FRI-MRD Note Agreement, and the holders of New FRI-MRD Notes shall release the pledge of the Hamlet Stock granted under the New FRI-MRD Note Agreement upon the closing of the Hamlet Sale and the payment of the Net Proceeds. The confirmation of the Plan shall be deemed to constitute any requirement otherwise imposed by applicable nonbankruptcy law to obtain the approval of Reorganized Prandium's stockholders with respect to the Hamlet Sale after the Effective Date.

                                   ARTICLE VII
                       PROVISIONS GOVERNING DISTRIBUTIONS

     7.1  Disbursing Agent

     Except as otherwise provided in Section 7.2, Reorganized Prandium shall serve, without bond, as disbursing agent under the Plan (the "Disbursing Agent"), unless at any time before the Confirmation Hearing, the Debtors designate another Person to serve as Disbursing Agent. The Disbursing Agent shall make all distributions required under the Plan and may employ other Persons to assist in the performance of its duties.

     7.2  Distributions to Holders of Debt Securities Claims

             (i)   Distributions to Indenture Trustees / Agents

     Notwithstanding any contrary provision hereof, the Disbursing Agent shall make all distributions provided for under the Plan on account of Debt Securities Claims to the respective indenture trustee or agent, who shall make distributions as promptly as practicable to the holders of those claims in accordance with the provisions of this Plan and the applicable indenture or note agreement. The Reorganized Debtors shall pay the reasonable fees and expenses of the indenture trustee and agent for making distributions under the Plan.

             (ii)  Surrender of Securities or Instruments

     On or before the Distribution Date, or as soon as practicable thereafter, each holder of a certificate evidencing a Debt Securities Claim shall surrender the certificate to the respective indenture trustee or agent, in accordance with the procedures set forth in the indenture or note agreement governing the applicable Debt Security, and the certificate shall be cancelled. No holder of a Debt Securities Claim shall receive any distribution under the Plan until the surrender of the certificate evidencing a Debt Security or the delivery of a reasonably satisfactory affidavit of loss and indemnity. Any holder who fails to surrender its certificate or to deliver a reasonably satisfactory affidavit of loss and indemnity on or before the date that is 18 months after the Effective Date shall forfeit all rights and Claims in respect of the Debt Security and shall not participate in any distribution hereunder. All New Prandium Common Stock so forfeited shall revest in Reorganized Prandium as treasury shares. All other property (including interest or dividends accrued thereon) in respect of forfeited distributions shall revert to the appropriate Reorganized Debtor, notwithstanding any federal or state escheat law to the contrary.

             (iii) Distribution Record Date

     At the close of business on the Distribution Record Date, the transfer ledgers for the Debt Securities shall be closed, and there shall be no further changes in the record holders of the Debt Securities. Neither the Reorganized Debtors, the Disbursing Agent, nor the indenture trustees or agents shall be obligated to recognize any transfer of Debt Securities occurring after the Distribution Record Date. They may instead recognize and deal for all purposes hereunder only with the record holders identified on the transfer ledgers as of the close of business on the Distribution Record Date.

     7.3  Means of Cash Payment

     The Disbursing Agent may make payments under this Plan by checks drawn on or wire transfers from a domestic bank selected by it. The Disbursing Agent shall make payments of $250,000 or more by wire transfer to any Person entitled thereto who so requests, in a writing received by the Disbursing Agent not later than five Business Days after the Confirmation Date. The Disbursing Agent may make distributions to creditors in a foreign jurisdiction in funds and in the manner as necessary or customary in that jurisdiction.

     7.4  Delivery of Distributions

     The Disbursing Agent shall make distributions to each holder of an Allowed Claim (a) at the address shown on the list of creditors filed with the petitions commencing the Chapter 11 Cases, (b) at the address listed in the Schedules if different than the address shown on the list of creditors filed with the petitions commencing the Chapter 11 Cases, (c) if a proof of claim is filed, and the address is different than that listed in the Schedules, at the address set forth in the proof of claim, or (d) in the case of the holder of a Debt Securities Claim, as set forth above, if there is a trustee or agent.

     7.5  Distribution Reserve

             (i)   Distribution Reserve; Estimation of Claims

                   (1) On the Effective Date, if necessary to reserve for Disputed Claims, the Disbursing Agent shall establish the Distribution Reserve. The Distribution Reserve shall initially include cash, New FRI-MRD Notes and New Prandium Common Stock in amounts sufficient to distribute to each holder of a Disputed Claim the full amount that it would receive hereunder if its Claim should ultimately become an Allowed Claim.

                   (2) Notwithstanding the foregoing, the Disbursing Agent may move for a Bankruptcy Court order estimating any Disputed Claim and, if the Bankruptcy Court enters such an order, may adjust the amount held in the Distribution Reserve on account of that Disputed Claim in accordance therewith. The estimated amount of any Disputed Claim so determined by the Bankruptcy Court will constitute the maximum recovery that the holder thereof may recover after the ultimate liquidation of its Disputed Claim.

                   (3) After any Disputed Claim becomes an Allowed Claim, the Disbursing Agent shall, on the next Periodic Distribution Date, make the distributions that would have been made to such holder if the Disputed Claim had been an Allowed Claim on or before the Effective Date (or, if less, the amount thereof estimated in accordance with the immediately preceding subparagraph (2)) plus any interest, dividends or other distribution earned thereon.

                   (4) The Disbursing Agent may, in its sole discretion, make other adjustments as it determines appropriate in the amount held in the Distribution Reserve and shall distribute, in accordance with this Plan's provisions, all amounts that become available for distribution as a result of the allowance or disallowance of Disputed Claims.

             (ii)  Revesting of Distribution Reserve.

             If a Disputed Claim becomes either (i) a Disallowed Claim or (ii) an Allowed Claim in an amount less than the amount held as the Distribution Reserve on account thereof, the amount attributable to the Claim's disallowed portion shall revert to the Reorganized Debtors.

     7.6  Distributions Relating to Allowed Insured Claims.

     If any Claim otherwise payable hereunder is covered by an insurance policy held by the Debtors, the Debtors may satisfy the Claim, in whole or in part, with the proceeds of the policy.

     7.7  Fractional Distributions

     Notwithstanding any provision of this Plan to the contrary, Reorganized Prandium shall issue only whole shares of New Prandium Common Stock, and Reorganized FRI-MRD shall issue New FRI-MRD Notes only in denominations of $1.00 or integral multiples thereof.

     The number of shares of New Prandium Common Stock that any Person is entitled to receive hereunder shall be rounded as follows: (a) fractions of 1/2 or greater shall be rounded to the next greater whole number, and (b) fractions of less than 1/2 shall be rounded to the next lower whole number. The total number of shares of New Prandium Common Stock to be issued and outstanding on the Effective Date shall be adjusted as necessary to account for these rounding provisions. No Person shall be entitled to any consideration on account of a fractional share that is rounded down and not issued.

     The principal amount of New FRI-MRD Notes that any Person is entitled to receive hereunder shall be rounded as follows: (a) $.50 or greater shall be rounded to the next higher $1.00 increment, and (b) less than $.50 shall be rounded to the next lower $1.00 increment. The aggregate principal amount of New FRI-MRD Notes shall be adjusted as necessary to account for these rounding provisions. No Person shall be entitled to any consideration on account of any principal note amount that is rounded down and not issued.

     7.8  Withholding and Reporting Requirements

     In making distributions, the Disbursing Agent shall comply with all tax withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority.

     7.9  Defenses; Setoffs

     Any defenses, counterclaims, rights of set off or recoupment of either Debtor with respect to a Claim shall vest in and inure to the benefit of the respective Reorganized Debtor. To the extent permitted by law, the Disbursing Agent may, but shall not be required to, set off against any Claim, and the payments or other distributions to be made in respect thereof, claims of any nature whatsoever that any Debtor or Reorganized Debtor may have against the Claim's holder, but neither the failure to do so nor the allowance of any Claim hereunder shall constitute a waiver or release of a claim or cause of action of either Reorganized Debtor.

     7.10 Exemption from Certain Transfer Taxes

     In accordance with Section 1146(c) of the Bankruptcy Code, neither the issuance, transfer, or exchange of a security or the delivery of an instrument of transfer under this Plan shall be taxed under any law imposing a stamp tax or similar tax. The Confirmation Order shall direct all governmental officials and agents to forego the assessment and collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without payment of such tax or other governmental assessment.

                                  ARTICLE VIII
                       CORPORATE GOVERNANCE AND MANAGEMENT
                           OF THE REORGANIZED DEBTORS

     8.1  Administration Pending Effective Date

     The Debtors shall continue to operate their business as debtors in possession until the Effective Date.

     8.2  Directors and Officers of Reorganized Debtors

     The officers of each of the Debtors shall serve as the officers of the respective Reorganized Debtor. The initial members of the Board of Directors of Reorganized Prandium shall consist of Reorganized Prandium's Chief Executive Officer, three directors

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

designated by the Informal Committee, and one independent director designated by the Majority FRI-MRD Noteholder Representative. The Majority FRI-MRD Noteholder Representative shall be entitled to designate one independent member of the Board of Directors of Reorganized Prandium, who shall be a third party unaffiliated with the Majority FRI-MRD Noteholder Representative or any holder of the New FRI-MRD Notes, until the New FRI-MRD Notes are paid in full. The Plan Supplement shall include a list of the individuals who will serve as directors of Reorganized Prandium and Reorganized FRI-MRD on and after the Effective Date and a summary of their qualifications. On the Effective Date, the individuals then acting as Prandium's directors (other than those designated to serve as directors of Reorganized Prandium) shall be deemed to have resigned.

     8.3  Management Stock Option Plan

     On the Effective Date, Reorganized Prandium shall adopt the Management Stock Option Plan, which shall authorize the issuance of options, that, on exercise, shall provide for the issuance of 10% of the New Prandium Common Stock on a fully diluted basis. By voting to accept the Plan, all holders of Prandium 9-3/4% Senior Note Claims shall be deemed to have ratified and approved the Management Stock Option Plan in their capacity as stockholders of Reorganized Prandium. The Board of Directors of Reorganized Prandium may amend the Management Stock Option Plan in accordance with the terms thereof and any such modification or amendment shall not require an amendment to the Plan. Eighty percent of the Management Options to be issued under the Management Stock Option Plan will be issued on the Effective Date. The Board of Directors of Reorganized Prandium shall distribute the remaining 20% of the Management Options at its discretion.

     8.4  Reorganized Debtors' Charters

     On the Effective Date, the Reorganized Debtors' Charters will become effective. The Reorganized Debtors' Charters shall provide for, among other things, the authorization and issuance of the New Prandium Common Stock, Management Options, and other provisions necessary to facilitate the Plan's consummation, including provisions prohibiting the issuance of non-voting equity securities in accordance with Section 1123(a)(6) of the Bankruptcy Code.

     8.5  Corporate Action

     After the Confirmation Date, all terms of this Plan may be put into effect and carried out without further action by the directors or stockholders of either Debtor or Reorganized Debtor, who shall be deemed to have unanimously approved the Plan and all agreements and transactions provided for or contemplated herein, including, without limitation: (i) the adoption of the Reorganized Debtors' Charters, (ii) the initial selection of the Reorganized Debtors' directors and officers, (iii) the issuance and distribution of the New FRI-MRD Notes, New Prandium Common Stock, and Management Options and all documents related thereto, and (iv) the entry into the New Financing Facility.

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

                                   ARTICLE XI
              TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

     9.1  Assumption and Rejection of Contracts and Leases

     On the Effective Date, the Reorganized Debtors shall (i) assume the executory contracts and unexpired leases on the Assumed Contract List, and (ii) reject the executory contracts and unexpired leases on the Rejected Contract List. The Reorganized Debtors shall assume any executory contract or unexpired lease not appearing on either the Assumed Contract or Rejected Contract List. Notwithstanding the foregoing, if the Plan specifically provides for the modification of any agreement to which a Debtor is a party, those specific terms will control the parties' rights thereunder. Each Debtor reserves its right to amend the Assumed Contract and Rejected Contract Lists at any time before the Confirmation Hearing, except that neither Debtor shall have the right to delete from the Assumed Contract List any of the contracts that are identified thereon by an asterisk (*).

     9.2  Payments Related to Assumption of Contracts and Leases

     Any monetary amounts by which any executory contract and unexpired lease to be assumed under the Plan is in default shall be satisfied, under Section 365(b)(1) of the Bankruptcy Code, by Cure. If the Assumed Contract List indicates a specific Cure amount with respect to a contract or lease, the payment of the amount so specified shall be conclusively deemed to constitute Cure with respect to that contract or lease, and no other payment or performance on account of a prepetition default thereunder shall be required. If the amount so specified is zero, no payment shall be required. Notwithstanding the foregoing, if the other party to a contract or lease on the Assumed Contract List files, no later than the Rejected Damages Deadline, an objection disputing the Cure amount so specified with respect to its contract or lease, or otherwise raising an objection as to (i) the nature or amount of any Cure, (ii) the ability of the Reorganized Debtor to provide "adequate assurance of future performance" (within the meaning of Section 365 of the Bankruptcy Code) under the contract or lease to be assumed, or (iii) any other matter relating to assumption, Cure shall occur following the entry of a Final Order by the Bankruptcy Court resolving the dispute and approving the assumption.

     9.3  Rejection Damages Deadline

     The Rejection Damages Deadline shall be the 45th day after the Confirmation Date (or any later date that the Bankruptcy Court may set). Any Claim not filed by the Rejection Damages Deadline shall be deemed waived and forever barred.

     9.4  Indemnification Obligations

     The Debtors' obligations to indemnify their present and former directors, officers, or employees under their certificates of incorporation, by-laws, employee-indemnification policies, state law, or any agreement shall survive and be unaffected by the Plan's confirma-

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

tion, regardless of whether the right to indemnification arose before or after the Petition Date.

     9.5  Insurance Policies

     The Debtors' insurance policies and any agreement, document or instrument relating thereto, including, without limitation, any related retrospective premium rating plan, shall be deemed to be and treated as executory contracts that are assumed under Section 9.1 of the Plan.

     9.6  Compensation and Benefit Programs; Retiree Benefits

     All existing employment and severance agreements and employee plans, practices, programs, and policies of the Debtors, other than any plan governing or relating to the Old Prandium Common Stock, shall be deemed to be and treated as executory contracts that are assumed under Section 9.1 of the Plan, subject to the Debtors' rights under non-bankruptcy law to amend or terminate any of them. The Debtors' obligation, if any, to pay "retiree benefits," as that term is defined in section 1114(a) of the Bankruptcy Code, shall continue, subject to the Debtors' rights with respect thereto.

                                    ARTICLE X
                 CONDITIONS PRECEDENT TO THE PLAN'S CONSUMMATION

     10.1 Conditions to Effective Date

         The occurrence of the Effective Date is subject to the satisfaction or due waiver of each of the following conditions precedent:

               (i) The Bankruptcy Court must have entered the Confirmation Order, in form and substance satisfactory to the Debtors, the Informal Committee, and the Majority FRI-MRD Noteholder Representative. The Confirmation Order must, among other things, establish the Administrative Claims Bar Date and the Rejection Damages Deadline;

               (ii) Prior to or simultaneously with the effectiveness of the Plan, all conditions precedent to the New Financing, in form and substance satisfactory to the Debtors, the Informal Committee, and the Majority FRI-MRD Noteholder Representative, shall have been satisfied or waived in accordance therewith other than any condition of the Plan's effectiveness; and

               (iii) Prior to or simultaneously with the effectiveness of the Plan, all conditions precedent to the Management Stock Option Plan and the New FRI-MRD Note Agreement, each in form and substance satisfactory to the Debtors, the Informal Committee and the Majority FRI-MRD Noteholder, shall have been satisfied or waived in accordance therewith other than any condition of the Plan's effectiveness.

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

     10.2 Waiver of Conditions

     The Debtors, the Informal Committee, and the Majority FRI-MRD Noteholder Representative may jointly waive, in whole or in part, any condition in Section 10.1, without notice and without a hearing. The failure to satisfy any condition not so waived will preclude the Effective Date's occurrence, regardless of the circumstances giving rise to the failure (including any action or inaction by the Debtors). The waiver of a condition in section 10.1 shall not constitute a waiver of any other condition.

     10.3 Effect of Failure of Conditions

     If a condition in Section 10.1 has not been satisfied or waived on or before July 30, 2002 (or any later date agreed to in writing by the Debtors, the Informal Committee, and the Majority FRI-MRD Noteholder Representative), (a) the Debtors shall file a notice that the Effective Date has not occurred with the Bankruptcy Court, and serve it on the United States Trustee, the Informal Committee, and the Majority FRI-MRD Noteholder Representative; (b) the Confirmation Order shall be vacated; (c) no distributions under the Plan shall be made; (d) the Debtors and all holders of Claims and Interests shall be restored to the position they were in as of the day immediately preceding the Confirmation Date as though the Confirmation Date never occurred, (e) the Debtors' obligations with respect to all Claims and Interests shall remain unchanged, and nothing contained herein shall constitute or be deemed a waiver or release of any Claims or Interest by, against, or in the Debtors or any other Person or prejudice in any manner the rights of the Debtors or any Person in further proceedings involving the Debtors and (f) all votes to accept or reject the Plan shall be deemed withdrawn.

                                   ARTICLE XI
                            MODIFICATION; WITHDRAWAL

     The Debtors may modify the Plan either before or after its confirmation, to the fullest extent permitted under Section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, with the prior written consent of the Informal Committee and the Majority FRI-MRD Noteholder Representative. The Debtors may withdraw the Plan at any time before the Effective Date.

                                   ARTICLE XII
                            RETENTION OF JURISDICTION

     Except as provided in the following sentence, under Section 1142 of the Bankruptcy Code, and notwithstanding the Plan's Confirmation and the occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of or related to the Chapter 11 Cases and the Plan, to the fullest extent permitted by law. Notwithstanding anything in the Plan, including this Article XII, or the Disclosure Statement to the contrary, the Bankruptcy Court shall not have or retain jurisdiction, of any kind, over the New Financing.

                                  ARTICLE XIII
                            MISCELLANEOUS PROVISIONS

     13.1 Discharge of Debtors

     On the Effective Date, the Debtors shall be discharged of all liability for the payment of any Claims that were incurred before the Effective Date to the fullest extent provided by Section 1141 of the Bankruptcy Code, except that any liability imposed by or assumed under the Plan shall not be discharged.

     13.2 Revesting of Assets; Release of Liens

     The property of the Estates, other than property to be distributed under the Plan, shall revest in the Reorganized Debtors on the Effective Date. Thereafter, the Reorganized Debtors may operate their business, retain and compensate Professionals for post-Effective Date services, and use, acquire and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules and the Bankruptcy Court. As of the Effective Date, all of the Reorganized Debtors' property shall be free and clear of all Liens, Claims and interests, except as specifically provided in the Plan or the Confirmation Order.

     13.3 Waiver of Actions

     As of and subject to the occurrence of the Effective Date, the Debtors and the Reorganized Debtors, on behalf of themselves and their Estates, waive and release any claim under Sections 510, 542, 544, 545, 547, 548, 549, 550, 551 or
553 of the Bankruptcy Code that any of them may have against any Person, other than a Person asserting a Disputed Claim.

     13.4 Term of Injunctions or Stays

     Unless otherwise provided herein, all injunctions or stays in effect in the Chapter 11 Cases, either by virtue of Sections 105 or 362 of the Bankruptcy Code or any order of the Bankruptcy Court, shall remain in full force and effect until the Effective Date.

     13.5 Fees and Expenses of Informal Committee, Majority FRI-MRD Noteholder Representative, Secured Lender and the Debtors' Officers

     On the Effective Date, the Reorganized Debtors shall pay, as Allowed Administrative Claims, the reasonable fees and expenses incurred by the respective counsel of the Informal Committee, the Secured Lender, the Majority FRI-MRD Noteholder Representative, and Mr. Kevin Relyea (to the extent approved by Prandium's Board of Directors but in no event more than $45,000) in accordance with their respective agreements with Prandium, without application by or on behalf of those professionals to the Bankruptcy Court and without notice and a hearing, unless otherwise ordered by the Bankruptcy Court. The

Reorganized Debtors shall likewise pay the reasonable out-of-pocket expenses of the Informal Committee's members (other than attorney fees (if any) incurred by an Informal Committee member, for which the Debtors shall not be liable). The Bankruptcy Court shall resolve any dispute as to the fees and expenses to be paid to a Professional or Informal Committee member under this Section 13.5.

     13.6 Termination of Committees' Duties

         On the Effective Date, the duties of all Committees shall terminate, except with respect to any pending appeal of an order entered in the Chapter 11 Cases, the prosecution of Professional Fee Claims, and any appeal of an order in the Chapter 11 Cases.

     13.7 Exculpation and Limitation of Liability

     To the maximum extent permitted by law, none of the Debtors, the Reorganized Debtors, the Estates, the Committees, the trustees or agents of the Debt Securities, the Majority FRI-MRD Noteholder Representative, the Secured Lender, nor any of their employees, officers, directors, agents, members, representatives, or the Professionals employed or retained by any of them, whether or not by Bankruptcy Court order (each, an "Indemnified Person"), shall have or incur liability to any Person for an act taken or omission made in good faith in connection with or related to the formulation of the Plan, the Disclosure Statement, or a contract, instrument, release, or other agreement or document created in connection therewith, the solicitation of acceptances for or confirmation of the Plan, or the consummation and implementation of the Plan and the transactions contemplated therein. Each Indemnified Person shall in all respects be entitled to reasonably rely on the advice of counsel with respect to its duties and responsibilities under the Plan.

     13.8 Binding Effect

     The Plan shall be binding on and inure to the benefit of the Debtors, all present and former holders of Claims against and Interests in the Debtors, their respective successors and assigns, including the Reorganized Debtors, and all other parties in interest in the Chapter 11 Cases. The rights, benefits and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of that Person.

     13.9 Plan Supplement

     The Debtors shall file the Plan Supplement with the Clerk of the Bankruptcy Court at least five Business Days before the date of the commencement of the Confirmation Hearing. Any Person may examine the Plan Supplement in the office of the Clerk of the Bankruptcy Court during normal court hours. Holders of Claims or Old Prandium Common Stock may obtain a copy of the Plan Supplement on written request to the Debtors.

     13.10 Payment of Statutory Fees

     On or before the Effective Date, the Debtors shall pay all fees due under 28 U.S.C. (S)1930, as determined by the Bankruptcy Court at the Confirmation Hearing. After the Effective Date, the Reorganized Debtors shall pay all such fees arising before the closing of the Chapter 11 Cases.

     13.11 Severability of Plan Provisions

     If, before confirmation, the Bankruptcy Court holds that any Plan provision is invalid, void, or unenforceable, the Debtors, with the Informal Committee's and the Majority FRI-MRD Noteholder Representative's consent, may amend or modify the Plan to correct the defect, by amending or deleting the offending provision or otherwise, or withdraw the Plan. The Confirmation Order shall constitute a judicial determination that each Plan provision, as it may have been amended or modified in accordance with the foregoing, is valid and enforceable.

     13.12 Consents

     Each provision herein that requires or permits a Person to give its approval or consent or make a determination that a document or transaction is satisfactory, and any other provision of similar import, shall be construed to permit the Person to give its approval or consent or make the required determination in its absolute and sole discretion, in the exercise of good faith.

     13.13 Computation of Time

     Bankruptcy Rule 9006(a) governs the computation of any period of time prescribed or allowed by the Plan.

     13.14 Notices to Debtors

     Any notice, request, or demand required or permitted to be given to the Debtors under the Plan shall be (i) in writing; (ii) served by (a) certified mail, return receipt requested, (b) hand delivery, (c) overnight delivery service, (d) first class mail, or (e) facsimile transmission; and (iii) deemed to have been duly given or made when actually delivered or, in the case of notice by facsimile transmission, when received and telephonically confirmed, addressed as follows:

           PRANDIUM, INC.
           2701 Alton Parkway
           Irvine, CA 92606
           Att'n:  Corporate Secretary
           Telephone:    (949) 863-8500
           Facsimile:    (949) 474-8212
     with a copy to:

          SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
          300 South Grand Avenue
          Los Angeles, California 90071
          Att'n:  Richard Levin
                  Peter W. Clapp
          Telephone:  (213) 687-5000
          Facsimile:  (213) 687-5600

                  - and -

          KLEE, TUCHIN, BOGDANOFF & STERN, LLP
          1880 Century Park East, Suite 200
          Los Angeles, CA 90067
          Att'n:  David M. Stern
          Telephone:  (310) 407-4025
          Facsimile:  (310) 407-9090

                  - and -

          PAUL, WEISS, RIFKIND, WHARTON & GARRISON
          1285 Avenue of the Americas
          New York, New York 10019-6064
          Att'n:  Alan Kornberg
          Telephone:  (212) 373-3000
          Facsimile:  (212) 757-3990

                                   ARTICLE XIV
                ACCEPTANCE OR REJECTION OF THE PLAN; CONFIRMATION

     The Debtors request that the Bankruptcy Court confirm the Plan under
Section 1129(b) of the Bankruptcy Code.

Dated:  May 6, 2002
        Irvine, California

                                        PRANDIUM, INC.

                                        By:   /s/ Robert T. Trebing, Jr.
                                              ----------------------------------
                                              Robert T. Trebing, Jr.
                                              Executive Vice President, Chief
                                              Financial Officer, and Treasurer

                                        FRI-MRD CORPORATION

                                        By:   /s/ Robert T. Trebing, Jr.
                                              ----------------------------------
                                              Robert T. Trebing, Jr.
                                              President and Treasuer
                                        SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

                                        Attorneys for Prandium, Inc. and FRI-MRD
                                              Corporation

                                        By:   /s/ Stephen J. Lubben
                                           -------------------------------------
                                              Richard Levin
                                              Peter W. Clapp
                                              Stephen J. Lubben
                                                  300 South Grand Avenue
                                                  Los Angeles, California 90071
                                                  Tel: (213) 687-5000
                                                  Fax: (213) 687-5600